Exhibit 99.1

January 19, 2012	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Megan Lewis
918-561-5325

ONEOK Partners Increases Quarterly Distribution

Payout Higher Than Previous Guidance

TULSA, Okla. – Jan. 19, 2012 – The board of directors of the general partner of ONEOK Partners, L.P. (NYSE: OKS) today increased the partnership’s quarterly cash distribution to 61 cents per unit from 59.5 cents per unit, effective for the fourth quarter 2011, resulting in an annualized cash distribution of $2.44 per unit. The distribution is payable Feb. 14, 2012, to unitholders of record as of Jan. 31, 2012.

“This distribution increase is higher than the guidance increase of 1 cent per quarter that we provided in September 2011 and reflects our continued commitment to provide value to our unitholders,” said John W. Gibson, chairman and chief executive officer of ONEOK Partners.

“We expect that our announced investments of approximately $2.7 billion to $3.3 billion for growth projects through 2014 will allow us to increase earnings and distributions to our unitholders.”

In September 2011, ONEOK Partners indicated that it expected to increase its distribution by 2 cents per quarter in 2012 and achieve 15 percent to 20 percent annual distribution growth in 2013 and 2014, subject to approval by the board of directors of the general partner.

ONEOK Partners has increased its distribution by approximately 53 percent since April 2006, when a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE) became the sole general partner.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 42.8 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the website at www.oneokpartners.com.

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ONEOK Partners Increases Quarterly Distribution

January 19, 2012

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Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. The forward-looking statements relate to our anticipated financial performance and level of distributions. These forward-looking statements are made in reliance on the safe-harbor protections provided under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “potential,” “scheduled,” and other words and terms of similar meaning.

This news release serves as qualified notice to nominees as provided for under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100 percent of ONEOK Partners, L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of ONEOK Partners, L.P.’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not ONEOK Partners, L.P., are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

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